K&L Gates LLP 1601 K Street, N.W. Washington, DC 20006 T +1 202 778 9000 F +1 202 778 9100 klgates.com

July 3, 2019

Clough Global Opportunities Fund

c/o ALPS Fund Services, Inc.

1290 Broadway, Suite 1100

Denver, CO 80203

Ladies and Gentlemen:

We have acted as counsel to Clough Global Opportunities Fund, a statutory trust formed under the laws of the State of Delaware (the “Trust”), in connection with the filing with the Securities and Exchange Commission (“SEC”) of the Trust’s Registration Statement on Form N-2 (File Nos. 333-232062; 811-21846), as amended (the "Registration Statement"), registering up to 6,444,882 shares of beneficial interest, no par value (the “Shares”), of the Trust, issuable upon exercise of transferable rights (the “Rights”) to subscribe therefor, under the Securities Act of 1933, as amended (the “1933 Act”).

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the 1933 Act and Item 25.2.l of Form N-2 under the 1933 Act and the Investment Company Act of 1940, as amended.

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the prospectus and statement of additional information (collectively, the “Prospectus”) filed as part of the Registration Statement filed with the SEC on July 3, 2019;

(ii) the Trust’s Certificate of Trust, Agreement and Declaration of Trust and Amended and Restated Bylaws in effect on the date of this opinion letter; and

(iii) the resolutions adopted by the trustees of the Trust relating to the Registration Statement thereto and the authorization for issuance of the Rights and Shares.

We have also examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have relied on a certificate of an officer of the Trust. We have not independently established any of the facts on which we have so relied.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies thereof, the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof and that the total number of Shares issued pursuant to the Registration Statement will not exceed 6,444,882 shares of beneficial interest. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of facts. We have not independently verified any of these assumptions.

Clough Global Opportunities Fund

July 3, 2019

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the Delaware Statutory Trust Act and the provisions of the Investment Company Act that, in our experience, are applicable to equity securities issued by closed-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, it is our opinion that (i) if and when issued and paid for upon the terms provided in the Registration Statement, the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid, and nonassessable; and (ii) the Rights to be issued pursuant to the Registration Statement have been duly authorized.

This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the reference to this firm in the prospectus that is being filed as part of the Registration Statement. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the 1933 Act or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ K&L Gates LLP